Exhibit 99.1

Kinetik Announces Secondary Offering of Common Stock

March 13, 2024 04:45 PM Eastern Daylight Time

HOUSTON & MIDLAND, Texas – (BUSINESS WIRE) – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) announced today the commencement of an underwritten secondary offering of 11,373,801 shares of its Class A common stock (the “Offering”) by Apache Midstream LLC (the “Selling Stockholder”), a subsidiary of Apache Corporation. Kinetik is not selling any shares of Class A common stock in the Offering and will not receive the proceeds from any sale of shares by the Selling Stockholder. In connection with the Offering, the Selling Stockholder intends to grant to the underwriters a 30-day option to purchase up to an additional 1,706,070 shares of Kinetik’s Class A common stock. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed.

In connection with the Offering, the Company’s Chief Executive Officer has provided an indication of interest in purchasing shares of Class A common stock from the underwriters at the public offering price.

Goldman Sachs & Co. LLC, BofA Securities, J.P. Morgan and Mizuho are acting as joint lead book-running managers for the Offering.

The Offering is being made only by means of a prospectus supplement. When available, a copy of the prospectus supplement and the accompanying base prospectus may be obtained from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, by facsimile at (212) 902-9316 or by emailing Prospectus-ny@ny.email.gs.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204; BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com; Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attn: Equity Capital Market, telephone at +1 (212) 205-7600.

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The offering is being conducted pursuant to a registration statement, filed with the SEC on March 13, 2024, that became automatically effective upon filing, and the base prospectus included therein. A preliminary prospectus supplement thereto will be filed with the SEC. Before investing, prospective investors should read the prospectus supplement, accompanying base prospectus and the documents incorporated by reference therein for more complete information about the Company and the Offering. An electronic copy of the prospectus supplement and accompanying base prospectus is available from the U.S. Securities and Exchange Commission’s website at www.sec.gov.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements regarding the Offering. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in

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our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Kinetik Investors:	(713) 487-4832	Maddie Wagner

	(713) 574-4743	Alex Durkee

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